VANGUARD CELLULAR SYSTEMS, INC.
            FOURTH AMENDMENT TO RESTRICTED STOCK BONUS PLAN AGREEMENT

         FOURTH AMENDMENT dated as of August ___, 1998 TO RESTRICTED STOCK BONUS PLAN AGREEMENT by and between Vanguard Cellular Systems, Inc., a North Carolina corporation (the "Company"), and __________________ (the "Participant").

                              W I T N E S S E T H:

         WHEREAS, on March 23, 1987, the Company entered into a Restricted Stock Bonus Plan Agreement dated as of March 23, 1987, by and between the Company and the Participant, as amended October 12, 1987, March 1, 1990 and February 22, 1991 (the "Agreement") with the Participant with respect to certain shares of the Company's Class A common stock par value $.01 per share, pursuant and subject to the terms of the Company's Restricted Stock Bonus Plan; and

         WHEREAS the Agreement provided for the Company to make to the Participant certain tax reimbursement payments in the event of a Change in Control and a Resulting Transaction (as defined in the Agreement) on or before December 31, 1998; and

         WHEREAS, the Company is contemplating the possibility of a Resulting Transaction and does not wish the deadline set forth in the Agreement to influence the position of the Participant with respect to such possibility; and

         WHEREAS, it was the intent of the Company that the Participant eventually receive the tax reimbursement payments and the terminating date was an arbitrary one not intended to have the effect of depriving the Participant of such payment;

         NOW, THEREFORE, in and for consideration of the premises and the agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, it is hereby agreed as follows:

         1. Paragraph 6 of the Agreement is amended by deleting therefrom the date "December 31, 1998" and inserting therefor the date "December 31, 2003."

         2. This Amendment and the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, including, without limitation, any surviving entity in a Resulting Transaction.

         3. Except as amended hereby, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment to the Agreement as of the day and year first above written.

                                            VANGUARD CELLULAR SYSTEMS, INC.

                                            By:



                                   Participant